Exhibit 10.4

ASSIGNMENT OF PATENT

THIS ASSIGNMENT OF PATENT (the “Assignment”) is made, executed and delivered as of this 28th day of July, 2008, by and among Implantable Vision, Inc., a Utah corporation (“Assignor”), and BT Acquisitions, Inc., a Colorado corporation (“Assignee”).

W I T N E S S E T H

WHEREAS, Assignor is the sole owner of the entire right, title and interest in and to the inventions, applications for Letters Patent, and Letters Patent listed on Exhibit A attached hereto in all countries throughout the world; and

WHEREAS, Assignee is desirous of securing Assignor’s entire right, title and interest in and to the inventions, applications for Letters Patent and Letters Patent listed on Exhibit A attached hereto, as well as any applications for Letters Patent that may lawfully be filed for such inventions in all countries throughout the world, and any Letters Patent issuing from such applications.

NOW, THEREFORE, be it known that for good and valuable consideration, hereby acknowledged to have been received by Assignor, the parties hereby agree that Assignor has sold, assigned, transferred, and set over, and does hereby sell, assign, transfer, and set over unto Assignee, its lawful successors and assigns, Assignor’s entire right, title, and interest in and to the inventions listed on Exhibit A, together with any patent application which has been or may hereafter be filed thereon, and/or issued patent and all divisions, continuations, continuations-in-part, substitutes and renewals thereof, and all Letters Patent of the United States which may be granted thereon, and all extensions, renewals, reissues and re-examinations thereof, and all choses in action which may be based thereon, and all rights to claim and contest priority on the basis of any such application, and all applications for Letters Patent which have been or may hereafter be filed for these inventions in any foreign country and all Letters Patent which have been or may hereafter be granted on these inventions in any foreign country, and all extensions, renewals, reissues and re-examinations thereof; and Assignor hereby authorizes and requests the Commissioner of Patents of the United States and any official of any foreign country whose duty it is to issue patents on applications as described above, to issue all Letters Patent for these inventions to Assignee, its successors and assigns, and/or to assign already issued Letters Patent to Assignee in accordance with the terms of this Assignment;

AND, Assignor HEREBY covenants that Assignor has the full right to convey the interest assigned by this Assignment, has not conveyed any interest or right in or to the inventions, applications for Letters Patent and Letters Patent to any third party, and Assignor has not executed and will not execute any Agreement in conflict with this Assignment;

AND, Assignor HEREBY further covenants and agrees that Assignor will, without further consideration, communicate with Assignee, its successors and assigns, any facts known to Assignor respecting these inventions, and testify in any legal proceeding, sign all lawful papers when called upon to do so, execute and deliver any and all papers that may be necessary or desirable to perfect the title to these inventions, applications for Letters Patent and Letters Patent in said Assignee, its successors and assigns, execute all divisional, continuation, and reissue applications, make all rightful oaths and generally do everything possible to aid Assignee, its successors, and assigns, to obtain and enforce proper patent protection for these inventions, applications for Letters Patent and Letters Patent in the United States and any foreign country, it being understood that any expense incident to the execution of such papers shall be borne by Assignee, its successors and assigns.

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IN TESTIMONY WHEREOF, an authorized representative of Assignor and Assignee have each hereunto set their hands this 28th day of July, 2008.

IMPLANTABLE VISION, INC.

By: /s/ Bryan Bulloch
Name: Bryan Bulloch
Title: President and Chief Financial Officer

BT ACQUISITIONS, INC.

By: /s/ George Rozakis
Name: George Rozakis
Title: President

ACKNOWLEDGEMENT BY NOTARY PUBLIC:

STATE OF TEXAS                             )
)           ss.:
COUNTY OF                                         )

On the 29th day of July, in the year 2008 before me, the undersigned, personally appeared Bryan Duvall Bulloch, personally known to me or proved to me on the basis of satisfactory evidence to be the individual (s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person(s) upon behalf of which the individual(s) acted, executed the instrument.

/s/ T. Sharp Notary Public My Commission Expires:

SEAL
T. Sharp
Notary Public
State of Texas
Comm Exp. 10-05-2011

STATE OF NEW YORK                     )
)           ss.:
COUNTY OF                                         )

On the 29 day of July, in the year 2008 before me, the undersigned, personally appeared George W. Rozakis, personally known to me or proved to me on the basis of satisfactory evidence to be the individual (s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person(s) upon behalf of which the individual(s) acted, executed the instrument.

/s/ Sandy A. Tollett Notary Public My Commission Expires:

SEAL
Sandy A. Tollett, Notary
State of Ohio
My Commission Expires: 3/30/10

EXHIBIT A

List of Inventions

INVENTIONS

Title                                           Inventor(s)

PATENT APPLICATIONS

Title	Filing Date	Japanese Application No.

2001-51980
10-519657
2002-508351
2001-548033

United States Application No.
Posterior Chamber Phakic Intraocular Lens	11/12/2006	10/988,157
Posterior Chamber Phakic Intraocular Lens	12/11/2006	11/637,475
Multifocal Phakic Intraocular Lens	7/27/2007	11/829615
Posterior Chamber Phakic Intraocular Lens	9/19/2007	11/857,476
Posterior Chamber Phakic Intraocular Lens	10/19/2007	11/875,402

PATENTS

Title	Issue Date	Serial No.

Floating phakic refractive lens design for preserving eye dynamics		US 6706066
Self-centering phakic intraocular lens		US 6015435
Self-centering phakic intraocular lens		US 6428574
Anatomically compatible posterior chamber phakic refractive lenses		US 6506212
Methods of surface treatment for enhancing the performance of a floating phakic refractive lens design		US 6638307